Exhibit 10.1

THIRD AMENDMENT TO THE

GSI TECHNOLOGY, INC.

EXECUTIVE RETENTION AND SEVERANCE PLAN

WHEREAS, GSI Technology, Inc. (the “Company”) maintains the GSI Technology, Inc. Executive Retention and Severance Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) wishes to amend the Plan to extend the term of the Plan.

NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Compensation Committee of the Board of the Company under Section 16 of the Plan, the Plan is hereby amended, effective as of September 12, 2023, as follows:

1.            The text of Section 16 of the Plan is hereby amended and restated in its entirety to read as follows:

Unless extended by the Board or the Committee, the Plan and all Participation Agreements shall expire on September 30, 2024. Except as provided by the preceding sentence, the Plan and/or any Participation Agreement executed by a Participant may not be terminated with respect to such Participant without the written consent of the Participant and the approval of the Board or the Committee. The Plan and/or any Participation Agreement executed by a Participant may be modified, amended or superseded with respect to such Participant only by a supplemental written agreement between the Participant and the Company approved by the Board or the Committee. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Participation Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Participation Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

2.            Except as herein provided, all of the terms, covenants and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Third Amendment to the Plan as duly adopted by the Committee on September 12, 2023.

/s/ Robert Yau
Robert Yau, Secretary